Exhibit 99

FOR IMMEDIATE RELEASE
September 25, 2018

Cintas Corporation Announces
Fiscal 2019 First Quarter Results

CINCINNATI, September 25, 2018 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2019 first quarter ended August 31, 2018.

Revenue for the first quarter of fiscal 2019 was $1.70 billion, an increase of 5.4% over last year’s first quarter. The organic growth rate, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 5.2%. The organic growth rate for the Uniform Rental and Facility Services operating segment was 4.9%. We expect the Uniform Rental and Facility Services operating segment organic growth rate to increase during the remainder of fiscal 2019. The First Aid and Safety Services operating segment organic growth rate remained strong at 9.0%.

Operating income for the first quarter of fiscal 2019 of $265.2 million increased 6.5% from last year’s first quarter operating income of $249.1 million. Operating income for the first quarter of fiscal 2019 was negatively impacted by $19.0 million in stock based compensation expense related to a change in the Cintas retirement policy in which the retirement age and tenure requirements were reduced. Operating income was also negatively impacted by integration expenses related to the G&K Services, Inc. (G&K) acquisition by $4.9 million in the first quarter of fiscal 2019 and $4.0 million in the first quarter of fiscal 2018.

Net income from continuing operations for the first quarter of fiscal 2019 of $212.5 million increased 31.9% from last year’s first quarter net income from continuing operations of $161.1 million. Earnings per diluted share (EPS) from continuing operations for the first quarter of fiscal 2019 were $1.89, an increase of 30.3% from EPS from continuing operations for the first quarter of fiscal 2018 of $1.45. Net income from continuing operations and EPS from continuing operations were positively impacted by a lower effective tax rate in this fiscal year’s first quarter compared to last fiscal year’s first quarter primarily from the enactment of The Tax Cuts and Jobs Act (the Tax Act). The effective tax rate for the first quarter of fiscal 2019 was 12.0% compared to an effective tax rate of 26.5% in last year’s first quarter. Fiscal 2019 and fiscal 2018 first quarter EPS from continuing operations included a negative impact of $0.04 and $0.03, respectively, from integration expenses related to the G&K acquisition.

The following table provides a comparison of fiscal 2019 first quarter EPS to fiscal 2018 first quarter EPS:

	Three Months Ended
Earnings Per Share Results	August 31, 2018	August 31, 2017	Growth vs. FY 2018

EPS - continuing operations	$1.89	$1.45
G&K integration expenses	0.04	0.03
EPS excluding above items	$1.93	$1.48	30.4%

Scott D. Farmer, Cintas’ Chairman and Chief Executive Officer, stated, “We are pleased with our start to fiscal 2019 and look forward to another successful year. We remain focused on integrating the G&K acquisition, continuing the implementation of our enterprise resource planning system and increasing the number of businesses we help get Ready for the Workday™.”

Mr. Farmer concluded, “Following our first quarter results, we are increasing our annual guidance for fiscal 2019. We are raising our revenue guidance from a range of $6.75 billion to $6.82 billion to a range of $6.80 billion to $6.855 billion and EPS from continuing operations from a range of $7.00 to $7.15 to a range of $7.19 to $7.29. Fiscal 2019 guidance excludes any future integration expenses related to the acquired G&K business.”

The table below provides a comparison of fiscal 2018 revenue and EPS to our fiscal 2019 guidance.

	Fiscal 2018	Fiscal 2019 Low End of Range	Growth vs. 2018	Fiscal 2019 High End of Range	Growth vs. 2018

Fiscal 2019 Revenue Guidance
($s in millions)
Total revenue	$6,476.6	$6,800.0	5.0%	$6,855.0	5.8%

Fiscal 2019 Earnings Per Share Guidance

EPS - continuing operations	$7.03	$7.15		$7.25

G&K integration expenses	0.26	0.04		0.04
One-time cash payment to employees	0.24	—		—
Benefit of enactment of the Tax Act	(1.59)	—		—

EPS excluding above items	$5.94	$7.19	21.0%	$7.29	22.7%

Fiscal 2019 EPS guidance does not include any future G&K integration expenses. However, we expect that these expenses will be incurred in the remainder of fiscal 2019 as we continue to integrate this significant acquisition. We estimate that these expenses will range from $15 million to $20 million for the full fiscal year.

About Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing a wide range of products and services that enhance our customers’ image and help keep their facilities and employees clean, safe and looking their best. With products and services including uniforms, floor care, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety and compliance training, Cintas helps customers get Ready for the Workday™. Headquartered in Cincinnati, Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and the Nasdaq-100 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used.  Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement.  We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, risks inherent with the G&K transaction in the achievement of cost synergies and the timing thereof, including whether the transaction will be accretive and within the expected timeframe and the actual amounts of future integration expenses; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions, including G&K; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; the effect of new accounting pronouncements; costs of our SAP system implementation; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2018 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-701-2079
Paul F. Adler, Vice President and Treasurer - 513-573-4195

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2018	August 31, 2017	% Change
Revenue:
Uniform rental and facility services	$1,374,938	$1,311,784	4.8%
Other	323,037	299,719	7.8%
Total revenue	1,697,975	1,611,503	5.4%

Costs and expenses:
Cost of uniform rental and facility services	746,453	706,863	5.6%
Cost of other	176,810	165,287	7.0%
Selling and administrative expenses	504,634	486,283	3.8%
G&K Services, Inc. integration expenses	4,850	3,971	22.1%

Operating income	265,228	249,099	6.5%

Interest income	(496)	(297)	67.0%
Interest expense	24,304	30,317	(19.8)%

Income before income taxes	241,420	219,079	10.2%
Income taxes	28,873	57,971	(50.2)%
Income from continuing operations	212,547	161,108	31.9%
(Loss) income from discontinued operations, net of tax	(32)	56,103	(100.1)%
Net income	$212,515	$217,211	(2.2)%

Basic earnings per share:
Continuing operations	$1.96	$1.50	30.7%
Discontinued operations	0.00	0.52	(100.0)%
Basic earnings per share	$1.96	$2.02	(3.0)%

Diluted earnings per share:
Continuing operations	$1.89	$1.45	30.3%
Discontinued operations	0.00	0.51	(100.0)%
Diluted earnings per share	$1.89	$1.96	(3.6)%

Weighted average number of shares outstanding	106,835	105,740
Diluted average number of shares outstanding	110,648	108,537

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	August 31, 2018	August 31, 2017
Uniform rental and facility services gross margin	45.7%	46.1%
Other gross margin	45.3%	44.9%
Total gross margin	45.6%	45.9%
Net income margin, continuing operations	12.5%	10.0%

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	August 31, 2018	August 31, 2017
Income from continuing operations	$212,547	$161,108
Less: income from continuing operations allocated to participating securities	2,945	3,187
Income from continuing operations available to common shareholders	$209,602	$157,921

Basic weighted average common shares outstanding	106,835	105,740
Effect of dilutive securities - employee stock options	3,813	2,797
Diluted weighted average common shares outstanding	110,648	108,537

Diluted earnings per share from continuing operations	$1.89	$1.45

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Earnings Per Share Results

	Three Months Ended
	August 31, 2018	August 31, 2017	Growth vs. FY 2018
EPS - continuing operations	$1.89	$1.45
G&K Services, Inc. integration expenses	0.04	0.03
EPS excluding above items	$1.93	$1.48	30.4%

Computation of Free Cash Flow

	Three Months Ended
	August 31, 2018	August 31, 2017
Net cash provided by operations	$162,985	$254,366
Capital expenditures	(64,528)	(62,517)
Free cash flow	$98,457	$191,849

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total

For the three months ended August 31, 2018
Revenue	$1,374,938	$153,417	$169,620	$—	$1,697,975
Gross margin	$628,485	$73,485	$72,742	$—	$774,712
Selling and administrative expenses	$392,101	$51,502	$61,031	$—	$504,634
G&K Services, Inc. integration expenses	$4,850	$—	$—	$—	$4,850
Interest income	$—	$—	$—	$(496)	$(496)
Interest expense	$—	$—	$—	$24,304	$24,304
Income (loss) before income taxes	$231,534	$21,983	$11,711	$(23,808)	$241,420

For the three months ended August 31, 2017
Revenue	$1,311,784	$140,582	$159,137	$—	$1,611,503
Gross margin	$604,921	$66,775	$67,657	$—	$739,353
Selling and administrative expenses	$382,040	$47,364	$56,879	$—	$486,283
G&K Services, Inc. integration expenses	$3,971	$—	$—	$—	$3,971
Interest income	$—	$—	$—	$(297)	$(297)
Interest expense	$—	$—	$—	$30,317	$30,317
Income (loss) before income taxes	$218,910	$19,411	$10,778	$(30,020)	$219,079

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except share data)

	August 31, 2018	May 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,356	$138,724
Accounts receivable, net	838,192	804,583
Inventories, net	303,770	280,347
Uniforms and other rental items in service	724,708	702,261
Income taxes, current	6,878	19,634
Prepaid expenses and other current assets	112,474	32,383
Total current assets	2,104,378	1,977,932

Property and equipment, net	1,394,634	1,382,730

Investments	180,262	175,581
Goodwill	2,850,082	2,846,888
Service contracts, net	535,865	545,768
Other assets, net	221,983	29,315
	$7,287,204	$6,958,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$214,011	$215,074
Accrued compensation and related liabilities	84,308	140,654
Accrued liabilities	380,775	420,129
Total current liabilities	679,094	775,857

Long-term liabilities:
Debt due after one year	2,535,859	2,535,309
Deferred income taxes	424,344	352,581
Accrued liabilities	301,939	277,941
Total long-term liabilities	3,262,142	3,165,831

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY19: 184,055,883 issued and 106,969,908 outstanding FY18: 182,723,471 issued and 106,326,383 outstanding	796,988	618,464
Paid-in capital	140,371	245,211
Retained earnings	6,239,535	5,837,827
Treasury stock: FY19: 77,085,975 shares FY18: 76,397,088 shares	(3,840,787)	(3,701,319)
Accumulated other comprehensive income	9,861	16,343
Total shareholders’ equity	3,345,968	3,016,526

	$7,287,204	$6,958,214

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2018	August 31, 2017
Cash flows from operating activities:
Net income	$212,515	$217,211

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	52,745	53,568
Amortization of intangible assets and capitalized costs	33,550	14,941
Stock-based compensation	46,172	28,630
Gain on sale of business	—	(100,269)
Deferred income taxes	9,022	24,938
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(15,051)	8,955
Inventories, net	(34,629)	(5,827)
Uniforms and other rental items in service	(23,019)	(13,058)
Prepaid expenses and other current assets and other assets	(46,930)	(16,011)
Accounts payable	(329)	17,684
Accrued compensation and related liabilities	(56,186)	(30,306)
Accrued liabilities and other	(27,556)	(16,218)
Income taxes, current	12,681	70,128
Net cash provided by operating activities	162,985	254,366

Cash flows from investing activities:
Capital expenditures	(64,528)	(62,517)
Proceeds from redemption of marketable securities and investments	1,558	65,256
Purchase of marketable securities and investments	—	(58,022)
Proceeds from sale of business	—	128,511
Acquisitions of businesses, net of cash acquired	(7,613)	(302)
Other, net	(202)	(304)
Net cash (used in) provided by investing activities	(70,785)	72,622

Cash flows from financing activities:
Payments of commercial paper, net	—	(43,000)
Repayment of debt	—	(250,000)
Proceeds from exercise of stock-based compensation awards	27,512	17,256
Repurchase of common stock	(139,468)	(35,040)
Other, net	(552)	(649)
Net cash used in financing activities	(112,508)	(311,433)

Effect of exchange rate changes on cash and cash equivalents	(60)	6,593

Net (decrease) increase in cash and cash equivalents	(20,368)	22,148
Cash and cash equivalents at beginning of period	138,724	169,266
Cash and cash equivalents at end of period	$118,356	$191,414